UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 10, 2013 (June 6, 2013)

AMC Networks Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-35106	27-5403694
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

11 Penn Plaza, New York, NY		10001
(Address of principal executive offices)		(Zip Code)
(212) 324-8500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
(a) On June 6, 2013, AMC Networks Inc. (the “Company”) held its 2013 annual meeting of stockholders. In accordance with the Company’s Amended and Restated Certificate of Incorporation, the Class A stockholders have one vote per share and the Class B stockholders have ten votes per share. The proposals are described in detail in the Company’s proxy statement for the 2013 Annual Meeting of Stockholders filed with the U.S. Securities and Exchange Commission on April 25, 2013.
(b) Shareholders voted on the matters set forth below. The final results for the votes regarding each proposal are set forth below.

1.	The Company’s Class A stockholders elected the five directors listed below to the Board of Directors, each for a one-year term. The votes regarding this proposal were as follows:

	For	Withheld	Broker Non-Votes
Neil M. Ashe	46,177,114	1,711,609	5,449,902
Alan D. Schwartz	30,669,947	17,218,776	5,449,902
Leonard Tow	41,662,392	6,226,331	5,449,902
Carl E. Vogel	44,075,386	3,813,337	5,449,902
Robert C. Wright	46,049,822	1,838,901	5,449,902
The Company’s Class B stockholders elected the eight directors listed below to the Board of Directors, each for a one-year term. The votes regarding this proposal were as follows:

	For	Withheld
William J. Bell	117,553,370	0
Charles F. Dolan	117,553,370	0
James L. Dolan	117,553,370	0
Kristin A. Dolan	117,553,370	0
Patrick F. Dolan	117,553,370	0
Thomas C. Dolan	117,553,370	0
Brian G. Sweeney	117,553,370	0
Marianne Dolan Weber	117,553,370	0

2.
The Company’s Class A stockholders and Class B stockholders, voting together as a single class, ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2013 fiscal year. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
169,750,250	185,419	956,326	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMC Networks Inc.
(Registrant)

Dated:	June 10, 2013	By:	/s/ Anne G. Kelly
Name: Anne G. Kelly
Title: Senior Vice President and Secretary